Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this announcement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.

(Incorporated in Hong Kong with limited liability)

(Stock Code: 185)

DISCLOSEABLE TRANSACTION

On 15 April 2014, GMR and the Vendor entered into the Agreement, under which the Vendor has agreed to sell, and GMR has agreed to acquire, the Medical Facility at a consideration of US$21,710,000 (approximately HK$168,470,000).

As the applicable percentage calculated according to Rule 14.07 of the Listing Rules exceeds 5% but is less than 25%, the Agreement and the transaction contemplated thereunder constitute a discloseable transaction of the Company and is therefore subject to the reporting and announcement requirements under Chapter 14 of the Listing Rules.

INTRODUCTION

Reference is made to the announcement of the Company dated 25 March 2014.

On 25 March 2014, the Company announced that GMR had entered into the Letter of Intent with the Vendor. Pursuant to the Letter of Intent, it is proposed that the Vendor may sell and GMR may acquire the Medical Facility for approximately US$21.7 million (approximately HK$168.4 million). After the preliminary due diligence conducted by GMR, on 15 April 2014, GMR and the Vendor entered into the Agreement, pursuant to which GMR has agreed to acquire for and the Vendor has agreed to dispose of the Medical Facility at the Consideration of US$21,710,000 (equivalent to approximately HK$168,470,000).

THE AGREEMENT

Set out below are the major terms of the Agreement:

Date of Agreement:

15 April 2014

Vendor:

LTACH Landlord, LLC, to the best knowledge, information and belief of the Board and after making all reasonable enquiry, the Vendor and their ultimate beneficial owners are third parties independent of the Company and connected persons of the Company

Purchaser:

GMR

Asset to be acquired:

The Medical Facility

Consideration:

US$21,710,000 (approximately HK$168,470,000) payable in cash

Date of completion:

on or before 15 May, 2014 or such other later date as may be agreed between the parties in writing.

Terms of Payments:

(a)

a sum of US$200,000 will be paid by GMR to the Vendor as initial deposit and part payment of the Consideration within three (3) business days upon signing of the Agreement on 15 April, 2014.

(b)

The balance of the consideration will be paid on completion of the Acquisition.

Others:

(a)

The Medical Facility shall be sold on an ‘‘as is’’ basis and subject to an existing tenancy (“Lease”). The Tenant and the Vendor have entered into a tenancy agreement whereby the Tenant has agreed to lease the Medical Facility for a term of fifteen (15) years from year 2008 to year 2023. The annual rental for the year commencing July 2014 and ending June 2015 is US$1,550,000 with annual rental rate escalations of 3%.

(b)

GMR shall have obtained financing secured by the Medical Facility to complete the transaction contemplated by this Agreement.

The Medical Facility is a five-year-old 41,113-square-foot hospital building. The hospital operator and tenant is Select Medical Corporation, a New York Stock Exchange-listed company that manages nearly one hundred American hospitals. The 56-bed facility serves patients with prolonged serious medical conditions who require intense and special treatment longer than twenty-five (25) days.

The Medical Facility is connected to the Bergan Mercy Medical Center, a 400-bed Catholic hospital run by one of the largest non-profit healthcare system in the United States and having the highest investment-grade credit ratings by Moody’s (A1), S&P (A+) and Fitch (A+).

Having considered that (i) the Acquisition is in line with the business strategy of the Group to develop in the REITs and (ii) the favourable prospects of the Medical Facility, the Board considers that the Consideration, which was arrived at after arm’s length negotiations, is fair and reasonable and is in the interests of the Company and the Shareholders as a whole.

Reasons for the Acquisition

The Group is principally engaged in property trading and investment, property development, treasury investments and hotel operation.

The Company had unveiled in December 2013 a new corporate strategy under which it would develop and manage a portfolio of Real Estate Investment Trusts beginning with two companies trading in the United States, including GMR.

The Directors consider that the Acquisition represents a good investment opportunity and believe that the Group will benefit from the stable and attractive rental income and anticipated appreciation in value of the Property while building the Group’s portfolio of medical investment properties in the United States. The Directors believe that the terms of the Agreement are on normal commercial terms, and are fair and reasonable so far as the Company and the Shareholders are concerned, and that the term of the Agreement is in the interest of the Company and the Shareholders as a whole.

The Group may finance the funding requirements for the Acquisition by internal resources and corporate banking facilities or from other sources as deemed appropriate by the Board from time to time. It is expected that the Acquisition will be funded by approximately US$6 million in cash and the remaining US$15.7 million by bank borrowing.

LISTING RULES IMPLICATIONS

As the applicable percentage calculated according to Rule 14.07 of the Listing Rules exceeds 5% but is less than 25%, the Agreement and the transaction contemplated thereunder constitute a discloseable transaction of the Company and is therefore subject to the reporting and announcement requirements under Chapter 14 of the Listing Rules.

DEFINITIONS

In this announcement, the following expressions have the meanings set out below unless the context otherwise requires:

“Acquisition”	:	The acquisition of the Medical Facility by GMR from the Vendor pursuant to the Agreement
“Agreement”	:	The sale and purchase agreement in relation to the Acquisition entered into among GMR and the Vendor on 15 April 2014
‘‘Board’’	:	the board of Directors
‘‘Company’’	:	Heng Fai Enterprises Limited, a company incorporated in Hong Kong with limited liability, the shares of which are listed on the Stock Exchange
“GMR”		Global Medical REIT Inc, a 94% owned subsidiary of the Company, the shares of which are listed on Over-The-Counter Bulletin Board in the United States.

‘‘Director(s)’’	:	the director(s) of the Company
‘‘Group’’	:	the Company and its subsidiaries from time to time
‘‘Hong Kong’’	:	the Hong Kong Special Administrative Region of the People’s Republic of China
“Letter of Intent”		the non-legally binding letter of intent entered into between GMR and the Vendor in relation to the Acquisition, details of which were set out in the announcement of the Company dated 25 March 2014
‘‘Listing Rules’’	:	Rules Governing the Listing of Securities on the Stock Exchange
“Medical Facility”	:

the following medical facility and assets pursuant to the Agreement:

(i)

The real property on which the Medical Facility is located (“Real Property”);

(ii)

The Vendor’s fee simple title in and to all buildings, structures, facilities, amenities, driveways, walkways, parking lots and other improvements located on the Real Property;

(iii)

all right, title and interest of Vendor in and to the Lease;

(iv)

all personal property owned by Vendor and used in connection with the Medical Facility; and

(v)

all licenses, permits and warranties benefiting the Medical Facility and  all service contracts relating to the Medical Facility that GMR elects to assume.

“Shareholder(s)”	:	shareholder(s) of the Company
‘‘Stock Exchange’’	:	The Stock Exchange of Hong Kong Limited
‘‘HK$’’	:	Hong Kong dollar(s), the lawful currency of Hong Kong
“US” or “United States”	:	the United States of America
“US$”	:	the United States dollars, the lawful currency of the United States
‘‘%’’	:	per cent.

By Order of the Board

Heng Fai Enterprises Limited

Chan Tong Wan

Managing Director

Hong Kong SAR, 17 April, 2014

As at the date of this announcement, the executive Directors are Mr. Chan Heng Fai, Mr. Chan Tong Wan, Ms. Chan Yoke Keow; the non-executive Directors are Mr. Fong Kwok Jen and Mr. Teh Wing Kwan and the independent non-executive Directors are Mr. Chan King Fai, Mr. Tan Choon Seng, Mr. Wong Dor Luk, Peter and Mr. Wong Tat Keung.

Any forward-looking statements contained in this announcement are based upon Global Medical REIT’s current assumptions and expectations concerning future events and financial performance and are made pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. All information provided in this announcement is as of the date of this announcement, and Global Medical REIT does not undertake any obligation to update any forward-looking statement, except as required under applicable law.